Calculation of Filing Fee Tables
S-8
36Kr Holdings Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary shares, par value $0.0001 per share	Other	17,409,000	$ 0.00612	$ 106,543.08	0.0001381	$ 14.71
2	Equity	Class A Ordinary shares, par value $0.0001 per share	Other	141,961,000	$ 0.00612	$ 868,801.32	0.0001381	$ 119.98
Total Offering Amounts:						$ 975,344.40		$ 134.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 134.69
Offering Note
[1]	The ordinary shares of 36Kr Holdings Inc. (the "Registrant") registered hereunder may be represented by the Registrant's American depositary shares ("ADSs"), with each ADS representing 500 ordinary shares, par value $0.0001 per share. The registrant's ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-234196). Represents ordinary shares issuable upon vesting of restricted share units and pursuant to other awards granted under the 2019 Share Incentive Plan (the "Plan") of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan. Represents ordinary shares to be issued for outstanding awards granted pursuant to the Plan as of the date of this Registration Statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.06 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq on June 12, 2026.

[2]	The ordinary shares of 36Kr Holdings Inc. (the "Registrant") registered hereunder may be represented by the Registrant's American depositary shares ("ADSs"), with each ADS representing 500 ordinary shares, par value $0.0001 per share. The registrant's ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-234196). Represents ordinary shares issuable upon vesting of restricted share units and pursuant to other awards granted under the 2019 Share Incentive Plan (the "Plan") of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan. Represents ordinary shares reserved for future awards grants under the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.06 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq on June 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources